EXHIBIT 4.4

[Execution Copy]

SUPPLEMENTAL INDENTURE NO. 2

Dated as of October 1, 2009

PENNSYLVANIA ELECTRIC COMPANY

With

THE BANK OF NEW YORK MELLON,

as Successor Trustee

To

Pennsylvania Electric Company
Indenture dated as of April 1, 1999

THIS SUPPLEMENTAL INDENTURE NO. 2 (the "Supplemental Indenture") dated as of October 1, 2009, between PENNSYLVANIA ELECTRIC COMPANY, a corporation organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company") and THE BANK OF NEW YORK MELLON, a banking corporation organized and validly existing under the laws of the State of New York ("BNY Mellon").

         WHEREAS, the Company and BNY Mellon are parties to the Indenture between the Company and United States Trust Company of New York as Trustee, where BNY Mellon is Successor Trustee (the “Trustee”), dated as of April 1, 1999, as heretofore supplemented and amended by a Supplemental Indenture No.1 dated as of May 1, 2001 (the "Indenture");

WHEREAS, pursuant to Section 12.01(a)(10) of the Indenture, the Company, when authorized by a resolution of the Board of Directors, and the Trustee, without the consent of the Holders, may enter into a supplemental indenture for the purpose of amending and making any change in and to the terms of the Indenture that is not prejudicial to the Holders of Notes under the Indenture in any material respect;

WHEREAS, the Company and the Trustee desire to amend Section 8.09 of the Indenture, to delete the requirement that only a corporation that has its principal place of business in the Borough of Manhattan, The City of New York, State of New York may be eligible to act as Trustee under the Indenture;

         WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Officers’ Certificate and a copy of a Board Resolution of the Company authorizing the execution, delivery and performance of this Supplemental Indenture; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

         NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby agree as follows for the equal and ratable benefit of all Holders of the Company’s Notes issued under the Indenture:

ARTICLE I
DEFINITIONS

         Section 1.01 General. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words "herein", "hereof' and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II
            AMENDMENTS

         Section 2.01 Amendments. The Indenture is hereby amended in the following respects:

The second sentence of the first paragraph of Section 9.09 of the Indenture shall be and is hereby amended by deleting the following sentence in its entirety:  “Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, State of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions.”

ARTICLE III
MISCELLANEOUS

         Section 3.01 Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee.  Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 3.02 Indenture Remains in Full Force and Effect.   Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         Section 3.03 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         Section 3.04 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         Section 3.05 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental

Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         Section 3.06 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.07 Headings.  The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 3.08 Benefits of Supplemental Indenture, etc.  Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

         Section 3.09 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         Section 3.10 Trustee Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

         Section 3.11 Certain Duties and Responsibilities of the Trustee.   In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 3.12 Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERENED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE SAID STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE NEW YORK PRINCIPLES OF CONFLICTS OF LAWS AND EXCEPT AS OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. ANY CLAIMS OR PROCEEDINGS IN RESPECT OF THIS SUPPLEMENTAL INDENTURE SHALL BE HEARD IN A FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

         Section 3.13 Counterpart Originals.  The Company and the Trustee may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date and year first above written.

  PENNSYLVANIA ELECTRIC COMPANY

By:   /s/ Randy Scilla
                                            Name:  Randy Scilla
                                              Title:  Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Successor Trustee

By: /s/ Carlos Luciano
                                            Name: Carlos Luciano
                                            Title:  Vice President